EXHIBIT 23.2

 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Prospectus constituting a part of Amendment No. 3 of this Registration Statement on Form S-1/A (File No. 333-278009) of our report dated April 17, 2023, relating to the consolidated financial statements of Scientific Industries Inc. appearing in the Company’s Transition Report on Form 10-KT for the period ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

 /s/ Macias Gini & O’Connell LLP

Walnut Creek, California

June 18, 2024